Exhibit 1.1

J.P. MORGAN SECURITIES LLC

DEALER MANAGER AGREEMENT

Dealer Manager Agreement

June 29, 2017

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Ciena Corporation, a Delaware corporation (the “Company”), proposes to make an offer (together with any amendments, supplements or extensions thereof, each an “Offer”) for any and all of its outstanding 3.75% Convertible Senior Notes due 2018 (the “Outstanding Securities”) in exchange for consideration consisting of, with respect to the Outstanding Securities, newly issued convertible debt securities of the Company, (collectively, the “Exchange Securities”) and cash (together with the Exchange Securities, the “Exchange Consideration”). The Exchange Securities are to be issued under an indenture among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Indenture”). Any shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), into which the Exchange Securities are convertible are referred to herein as the “Underlying Securities.”

The Offer will be made on the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined herein) and the Offer to Exchange (the “Offer to Exchange”), copies of which have been filed as part of, or as exhibits to, the Registration Statement (as defined herein).

The Company is filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 on June 29, 2017 providing for the registration of the Exchange Securities (the “Pre-Effective Registration Statement”) under the Securities Act of 1933, as amended, and the applicable rules and regulations adopted by the Commission thereunder (collectively, the “Securities Act”). Except where the context otherwise requires, as used herein, the term “Registration Statement” refers to the Pre-Effective Registration Statement, as amended (if applicable), when it becomes effective, including the exhibits thereto and all documents incorporated by reference therein as of the date of effectiveness, provided that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”) after the Pre-Effective Registration Statement, as amended (if applicable), becomes effective, then after any such filing, all references to “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Pre-Effective Registration Statement or in any amendment thereto prior to the effectiveness of the Registration Statement or any preliminary prospectus filed with the Commission pursuant to Rule 424(a)

under the Securities Act, in each case, including all documents incorporated by reference, is referred to herein as a “Preliminary Prospectus.” The final prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, including all documents incorporated therein by reference as of date of such final prospectus, is referred to herein as the “Prospectus.”

The Registration Statement, the Prospectus, the Statement (as defined herein), the Offer to Exchange, the Rule 165 Material (as defined herein) and all other documents, if any, filed or to be filed by the Company with the Commission or any other federal, state or local or other governmental or regulatory agency or authority relating to the Offer or sent to holders of Outstanding Securities and such other documents (including, without limitation, any Issuer Free Writing Prospectus (as defined herein), investor presentation, advertisements, press releases or summaries relating to the Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Offer) as the Company may authorize for use in connection with the Offer, as amended or supplemented from time to time, are collectively referred to as the “Offer Materials.”

The terms “amend,” “amendment” or “supplement,” when used in connection with the Registration Statement or the Prospectus, shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein and, when such terms are used in connection with the Offer Materials, shall be deemed to refer to and include documents deemed to be incorporated by reference in the Registration Statement or Prospectus that filed under the Exchange Act and deemed to be incorporated by reference therein, as applicable. Any written communication made in connection with or relating to the Offer in reliance on Rule 165 of the Securities Act, and filed by the Company with the Commission pursuant to Rule 425 under the Securities Act, is referred to herein as “Rule 165 Material.”

1. Engagement.

(a)    The Company hereby engages you to act as its exclusive dealer manager (the “Dealer Manager”) in connection with the Offer, and you hereby accept such engagement upon the terms and subject to the conditions set forth in this agreement (this “Agreement”).

(b)    As Dealer Manager you agree, in accordance with your firm’s customary practice, to perform those services in connection with the Offer as are customarily performed by investment banks in connection with exchange offers of like nature, including, without limitation, using reasonable best efforts to solicit tenders of Outstanding Securities in exchange for Exchange Securities pursuant to the Offer in the United States.

(c)    The Company authorizes you to communicate with the Bank of New York Mellon, who has been engaged to serve as the exchange agent with respect to matters relating to the Offer. The Bank of New York Mellon is hereinafter referred to as the “Exchange Agent” as the context requires. The Company has instructed or will instruct the Exchange Agent to advise you at least daily as to the principal amount of Outstanding Securities that have been tendered pursuant to the Offer and such other matters in connection with the Offer as you may reasonably request.

(d)    The Company will use commercially reasonable efforts to cause you to be provided with lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of Outstanding Securities held by, the holders of the Outstanding Securities as of a recent date and will use commercially reasonable efforts to cause you to be advised from day to day during the period of the Offer as to any transfers of Outstanding Securities of which the Company or the Trustee becomes aware.

(e)    The Company shall have sole authority for the acceptance or rejection of any and all tenders of Outstanding Securities. The Company acknowledges and agrees that you shall have no liability (in tort, contract or otherwise) to the Company, its affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person not affiliated with the Dealer Manager in connection with the Offer, and neither the Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as a dealer manager or as a Dealer in connection with the Offer or otherwise in connection with the Offer, except in each case for any such Losses that are finally judicially determined to have resulted primarily from your or its bad faith, gross negligence or willful misconduct, as applicable. In soliciting or obtaining tenders of Outstanding Securities for Exchange Securities, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you shall not be deemed the agent of any Dealer, bank or trust company or an agent of, or a fiduciary or a financial advisor of the Company or any of its affiliates, equity holders, creditors or any other person. In soliciting or obtaining tenders of Outstanding Securities for Exchange Securities, you shall not be, nor shall you be deemed for any purpose to be, acting as a partner or joint venturer of, or a member of a syndicate or group with, the Company or any of its affiliates in connection with the Offer, any exchange of Outstanding Securities for Exchange Securities, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agents.

(f)    The Company acknowledges and agrees that (i) you have been retained solely to provide the services set forth herein, and in rendering such services you shall act as an independent contractor and any duties arising out of your engagement hereunder shall be owed solely to the Company; (ii) you may perform the services contemplated hereby through or in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement; and (iii) you are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, subject to applicable law, you and your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own account or the accounts of customers, in debt or equity securities of the Company, or its affiliates or other entities that may be involved in the transactions contemplated hereby). Additionally, the Company acknowledges and agrees that you are not advising the Company, or any other person as to any legal, regulatory, tax or accounting matters in any jurisdiction. The Company and such other persons must consult with their own advisors concerning such matters and will be responsible for making their own independent investigation and appraisal of the terms of the Offer, including the Exchange Consideration, and you shall have no responsibility or liability to the Company with respect thereto. The Company acknowledges that Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company, except for any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information (as defined herein). Any review by you of the Company, the Offer, the Exchange Consideration or other matters relating to the Offer will be performed solely for your benefit and shall not be on behalf of the Company, or any of its affiliates or securityholders.

2. Compensation and Expenses.

(a)    The Company agrees to pay the Dealer Manager, as compensation for its services as Dealer Manager in connection with the Offer, the fee set forth in the attached Exhibit A (the “Fee”).

(b)    The Company further agrees to pay directly or reimburse you, as the case may be, for (i) all reasonable fees and expenses incurred in relation to the preparation, printing, filing, mailing or other distribution of all Offer Materials, (ii) all reasonable fees and expenses of the Exchange Agent (including counsel therefor), (iii) all reasonable advertising charges in connection with the Offer, including those of any public relations firm or other person or entity rendering services in connection therewith, provided, however, that the Dealer Manager will not incur any such expenses or engage in any such activities without the written consent of the Company, (iv) all reasonable fees, if any, payable to Dealers (including you) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Offer Materials to their customers, (v) the preparation, printing, authentication, issuance and delivery of the Exchange Securities, including any stamp, transfer or similar taxes in connection with the original issuance and exchange of the Exchange Securities for Outstanding Securities and the payment of the other Exchange Consideration, (vi) the preparation, printing (or reproduction) and delivery of this Agreement, the Indenture and all other agreements or documents printed (or reproduced) and delivered in connection with the Offer, (vii) any registration or qualification of the Exchange Securities for offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such registration and qualification and the preparation of any blue sky memorandum), (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such filings); (ix) the fees and expenses of the accountants of the Company and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the Trustee (and any counsel therefor); (xi) the expenses payable to rating agencies in connection with the rating of the Exchange Securities; (xii) all expenses and application fees related to the listing of the Underlying Securities on the New York Stock Exchange; (xiii) all reasonable and documented fees and disbursements of your outside legal counsel incurred by you in connection with the Offer or otherwise in connection with the performance of your services hereunder; and (xiv) all other reasonable and documented out of pocket fees and expenses incurred by you in connection with the Offer or otherwise in connection with the performance of your services hereunder. All payments to be made by the Company pursuant to this Section 2(b) shall be made reasonably promptly after the expiration or termination of the Offer or your withdrawal as a

Dealer Manager, against delivery to the Company of statements therefor. The Company shall perform its obligations set forth in this Section 2(b) whether or not the Offer is commenced or the Company exchanges any Outstanding Securities for Exchange Consideration pursuant to the Offer. Notwithstanding the foregoing, in the event that the Offer is terminated or withdrawn, the Company shall be obligated to pay pursuant to this Section 2(b) only the out-of-pocket accountable expenses actually incurred by the Dealer Manager in connection herewith.

3. Covenants of the Company. The Company covenants and agrees with you that:

(a)    Upon the terms and subject to the conditions of the Offer, the Company will promptly accept for exchange Outstanding Securities validly tendered and not validly withdrawn and the Company will promptly issue the Exchange Securities and pay the other Exchange Consideration payable in respect of such exchanged Outstanding Securities. Promptly following the completion of the Offer, the Company will cancel and retire all Outstanding Securities accepted for exchange pursuant to the Offer.

(b)    The Company will furnish you, at its expense, with signed copies of the Registration Statement (including exhibits thereto) and with as many copies as you may reasonably request of the Offer Materials from the date hereof to and including the date of the issuance of the Exchange Securities pursuant to the Offer. The Company authorizes you to use copies of the Offer Materials in connection with the performance of your duties hereunder.

(c)    The Company will advise you promptly, after it receives notice, or otherwise becomes aware, of (i) the occurrence of any event that would reasonably be expected to cause the Company to withdraw, rescind or terminate the Offer or would permit the Company to exercise any right not to exchange Outstanding Securities tendered pursuant to the Offer for Exchange Securities, (ii) at any time prior to the Expiration Date (as defined herein), the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or as a result of which the Offer Materials as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (iii) any proposal by the Company, request by the Commission or requirement to make, amend or supplement any Offer Materials or any filing pursuant to the Securities Act, the Exchange Act or any other applicable law, rule or regulation, (iv) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Offer or any document incorporated by reference in the Offer Materials (and, if in writing, the Company will furnish you with a copy thereof), (v) the issuance by the Commission or any Other Agency of any stop order or of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending the qualification of the Exchange Securities for offering or exchange for Outstanding Securities in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose, and (vi) until the Settlement Date (as defined below) any material adverse developments concerning the Company or the Offer, including, without limitation, the commencement of any material lawsuit concerning the Company or the Offer. In the case of clauses (ii), (iii) and (vi) above, the Company will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect compliance with such requirement. The Company agrees to inform you of the filing with the Commission of any amendment to the Registration Statement and the filing of any amendment or supplement to the Prospectus. The Company also agrees to inform you when the Registration Statement and any post-effective amendment to the Registration Statement is declared effective. The Company agrees to provide you with any other information relating to the Offer, the Offer Materials or this Agreement that you may from time to time reasonably request. Following the effectiveness of the Registration Statement, the Company will file with the Commission a final prospectus in accordance with Rule 424(b). Subject to Section 3(b) below, the Company shall file promptly all reports with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date on which the Offer is commenced (the “Commencement Date”) and until the date on which the Outstanding Securities are exchanged for Exchange Securities and the other Exchange Consideration pursuant to the Offer (the “Settlement Date”).

(d)    The Company agrees that, a reasonable time prior to using or filing with the Commission or with any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator (“Other Agency”), or sending to any holder of Outstanding Securities, any Offer Materials or any amendments or supplements thereto, it will submit copies of such materials to you and will give reasonable consideration to your and your counsel’s comments, if any, thereon. In the event that the Company uses or permits the use of, or files with the Commission or any Other Agency, any Offer Materials or amendments or supplements thereto (i) which have not been submitted to you for your comments, or (ii) which have been so submitted and with respect to which you have made comments but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, then you shall be entitled to withdraw as Dealer Manager in connection with the Offer without any liability or penalty to you or any other Indemnified Person (as defined in Section 6 hereof) and without loss of any right to the payment of all fees and expenses payable hereunder which have accrued or been incurred to the date of such withdrawal. You will promptly respond with any comments to any Offer Materials or amendments or supplements thereto submitted to you for your comments.

(e)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Dealer Manager, the Company has not made and will not make any offer relating to the Exchange Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such free writing prospectus consented to by the Dealer Manager is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)    The Company will cause copies of the most recent Preliminary Prospectus, or if then available, the Prospectus, the Offer to Exchange and any other applicable Offer Materials (other than any press releases or newspaper advertisements relating to the Offer)

as in effect at such time to be mailed or otherwise delivered or made available to each holder of the Outstanding Securities as soon as practicable after the Commencement Date, and thereafter, to the extent practicable and until the expiration of the Offer (the date on which such expiration occurs, the “Expiration Date”), to each person who becomes a holder of the Outstanding Securities.

(g)    The Company will promptly use commercially reasonable efforts to have the Pre-Effective Registration Statement, as it may be amended, declared effective by the Commission and to prevent the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending the qualification of the Exchange Securities for offering or exchange for Outstanding Securities in any jurisdiction and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

(h)    The Company will arrange in cooperation with the Dealer Manager and its counsel, if necessary, for the qualification of the Exchange Securities for offer and exchange for Outstanding Securities under the securities or “Blue Sky” laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the consummation of the Offer; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or exchange of the Exchange Securities, in any jurisdiction where it is not now so subject. The Company will also supply you with such information as is necessary for the determination of the legality of the Exchange Securities for investment under the laws of such jurisdictions as you may reasonably request.

(i)    As soon as practicable, the Company will make generally available to its security holders and to the Dealer Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement (it being understood that such delivery requirements shall be deemed to have been satisfied by the Company’s compliance with the reporting requirements pursuant to the Exchange Act).

(j)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the Offer or encourage tenders, in each case by holders of Outstanding Securities in the Offer. Without limiting the generality of the foregoing, the Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the Offer.

(k)    The Company has made, or instructed the Exchange Agent to make, appropriate arrangements with The Depository Trust Company (“DTC”) to allow for the book-entry movement of Outstanding Securities tendered for exchange between DTC participants and the Exchange Agent.

(l)    Prior to the Settlement Date, the Company will advise you promptly upon (i) the occurrence of any downgrading or (ii) its receipt of notice of (A) any downgrading, (B) any intended or potential downgrading or (C) any surveillance or review or any changed outlook that does not indicate an improvement in the rating accorded to the Outstanding Securities, the Exchange Securities or any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(m)    The Company will comply with the Securities Act and the Exchange Act, as applicable, in conducting the Offer and the issuance of Exchange Securities (including the issuance of any Underlying Securities) pursuant thereto as contemplated in the Pre-Effective Registration Statement, the Registration Statement, any Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented.

(n)    The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the Maximum Number (as defined herein) of Underlying Securities. The Company will use its best efforts to cause and maintain the listing of such shares of Common Stock on the New York Stock Exchange.

4. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees (i) on and as of the Commencement Date, (ii) on and as of any date on which Offer Materials are distributed to holders of the Outstanding Securities, (iii) on the Expiration Date and (iv) on and as of the Settlement Date that:

(a)    (i) The Company has prepared and filed with the Commission the Pre-Effective Registration Statement on Form S-4, including a related Preliminary Prospectus, for registration under the Securities Act of the Exchange Securities in connection with the Offer. The Pre-Effective Registration Statement will have been declared effective by the Commission prior to the Expiration Date and any request on the part of the Commission or any Other Agency for the amending or supplementing of the Offer Materials or for additional information has been complied with. As filed, the Prospectus shall contain all information required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder. The Company meets the conditions for the use of Form S-4 with respect to the Pre-Effective Registration Statement and the Registration Statement in connection with the Offer as contemplated by this Agreement.

(ii)    (w) The Pre-Effective Registration Statement and any amendment thereto, as of the Commencement Date, and each Preliminary Prospectus (together with any supplement or amendment thereto), as of the date of the Pre-Effective Registration Statement and the date it is first used, as applicable, will comply in all material respects with the Securities Act, (x) the Registration Statement and any amendment thereto, as of the Effectiveness Date (as defined herein), the Expiration Date and the Settlement Date, as applicable, and the Prospectus (together with any supplement or amendment thereto), as of its date complied, and as of the Expiration Date and the Settlement Date, as applicable, will comply in all material respects with the Securities Act, (y) the Pre-Effective Registration Statement and any amendment thereto as of the Commencement Date and the Registration Statement and any amendment thereto as of the Effectiveness

Date, the Expiration Date and the Settlement Date, as applicable, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (z) each Preliminary Prospectus (together with any supplement or amendment thereto), as of the date of the Pre-Effective Registration Statement, and the date it is first used, and the Prospectus (together with any supplement or amendment thereto), as of its date, did not and as of, the Expiration Date, and the Settlement Date, as applicable, will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to indentures qualified thereunder (collectively, the “TIA”) and the Company makes no representations or warranties as to the information contained in or omitted from the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement or amendment thereto) in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Dealer Manager expressly for inclusion therein (the “Dealer Manager Information”), it being understood that the Dealer Manager Information in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus and the Prospectus shall include only the names and the contact information of the Dealer Manager on the back cover of the Prospectus and the Offer to Exchange;

(b)    The Rule 165 Material when filed with the Commission complied or will comply in all material respects with the applicable requirements of the Securities Act; and no Rule 165 Material, at the time of first use, when taken together with each Preliminary Prospectus and the Prospectus, as then amended or supplemented, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Rule 165 Material made in reliance upon and in conformity with the Dealer Manager Information.

(c)    (i) on the Commencement Date, the Company will duly file with the Commission a Tender Offer Statement on Schedule TO with respect to the Offer (the “Statement”) pursuant to Rule 13e-4 promulgated by the Commission under the Exchange Act, a copy of which Statement (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed has been or will be furnished to the Dealer Manager; (ii) any amendments to the Statement and the final form of all such documents filed with the Commission or published, sent, or given to holders of Outstanding Securities will be furnished to you prior to any such amendment, filing, publication, or distribution; (iii) the Statement as so filed and as amended or supplemented from time to time will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; and (iv) the Statement as filed or as amended or supplemented from time to time will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty with respect to any statement contained in, or any matter omitted from, the Statement and in conformity with the Dealer Manager Information.

(d)    At the Commencement Date, the Effectiveness Date, the Expiration Date and the Settlement Date, the Offer Materials other than the Preliminary Prospectus and the Prospectus at such date (i) complied and will comply in all material respects with all applicable requirements of the laws of those jurisdictions in which solicitations of tenders are or will be made in the Offer pursuant to this Agreement and (ii) when taken together with each Preliminary Prospectus and the Prospectus, as then amended or supplemented, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information;

(e)    Each of the Rule 165 Material, the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus and the other Offer Materials, as amended or supplemented at such date, comply, and at all times during the period of the Offer will comply, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the TIA, and with all applicable rules or regulations of the Commission and any Other Agency, including applicable “blue sky” or similar securities laws;

(f)    The documents incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, when they became effective or were or are filed with the Commission, as the case may be, conformed, and any documents so filed and incorporated by reference after the date of this Agreement and on or prior to the Settlement Date will conform, when they are filed with the Commission, in all material respects to the requirements of the Exchange Act and with all applicable rules or regulations of any Other Agency, and none of such incorporated documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus or the other Offer Materials, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)    The Company (including its agents and representatives, other than the Dealer Manager in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to exchange the Exchange Securities (each such communication by the

Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, and (iv) any electronic road show or other written communications, in each case approved in writing in advance by the Dealer Manager. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with any Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the date of such Issuer Free Writing Prospectus, and at the Settlement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information;

(h)    All of the Offer Materials furnished to you that are filed with the Commission will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval system, except to the extent permitted by Regulation S-T;

(i)    The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the making and consummation of the Offer and the transactions contemplated hereby including the performance by the Company of its obligations under the Exchange Securities (a “Material Adverse Effect”);

(j)    The Company has full right, power and authority to take, and have duly taken, all necessary action to authorize (i) the Offer and the obtaining of the necessary funds therefor, (ii) the issuance, execution, delivery and performance of the Exchange Securities (including the issuance of any Underlying Securities), (iii) the exchange of the Exchange Securities and the other Exchange Consideration for the Outstanding Securities thereof pursuant to the Offer, (iv) the execution, delivery and performance by the Company of (1) this Agreement and the consummation of the transactions contemplated by this Agreement and the Offer Materials and (2) the Indenture; and the Company has duly taken, or will take, all necessary corporate action to authorize any amendments or supplements to, or modification of, the Offer and the Offer Materials;

(k)    This Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Agreement is a valid and legally binding obligation of the Dealer Manager, constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”) and except as the enforceability of the indemnity provisions thereof may be limited by considerations of public policy; and this Agreement conforms in all material respects to the description thereof contained in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date;

(l)    The Exchange Securities have been duly authorized by the Company, and, when duly executed, authenticated, issued and delivered as provided in the Indenture and in accordance with the terms of the Offer, will be validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(m)    The Indenture has been duly authorized by the Company, has been duly qualified under the TIA and, when the Indenture has been duly executed and delivered in accordance with its terms by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(n)    Each of the Outstanding Securities and the Existing Indenture conforms in all material respects to the description thereof contained in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date;

(o)    Upon issuance and delivery of the Exchange Securities in accordance with this Agreement and the Indenture, the Exchange Securities will be convertible at the option of the holder thereof into cash, into shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Exchange Securities; the maximum number (the “Maximum Number”) of shares of Common Stock issuable upon conversion of the Exchange Securities (including the maximum number of additional shares of Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-whole Fundamental Change (as such term is defined in the Indenture) and assuming the Company elects, upon each conversion of the Exchange Securities, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of each such conversion) have been duly authorized and reserved and, when issued upon conversion of the Exchange Securities in accordance with the terms of the Exchange Securities, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights;

(p)    The making and consummation by the Company of the Offer, the financing for the Offer and the other transactions contemplated hereby and under the Pre-

Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, the execution, delivery and performance by the Company of this Agreement, the issuance, execution, delivery and performance of the Exchange Securities by the Company (including the issuance of any Underlying Securities), the exchange of the Exchange Securities for the Outstanding Securities and the payment of the other Exchange Consideration pursuant to the Offer, the execution, delivery and performance of the Indenture by the Company, the making and consummation by the Company of the transactions contemplated hereby and under the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such dates do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of the Commission or any Other Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate have a Material Adverse Effect;

(q)    No consent, approval, authorization, order, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the making and consummation by the Company of the Offer, the financing for the Offer and the other transactions contemplated hereby and under the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, the execution, delivery and performance by the Company of this Agreement, the issuance, execution, delivery and performance of the Exchange Securities by the Company (including the issuance of any Underlying Securities), the exchange of the Exchange Securities and the payment of the other Exchange Consideration pursuant to the Offer, and the execution, delivery and performance of the Indenture by the Company, except in each case as may be required under federal securities laws, blue sky laws or the securities laws of any other jurisdiction;

(r)     The Company has, or has made arrangements to obtain, funds sufficient to enable the Company to pay promptly, upon the terms and subject to the conditions of the Offer, the Exchange Consideration and such arrangements comply with Section 7 of the Exchange Act to the extent applicable; and the Company hereby agrees that it will pay promptly, in accordance with the terms and conditions of the Offer and this Agreement, the Exchange Consideration it offered in connection with the Offer;

(s)    No stop order, restraining order or denial of an application for approval has been issued and no proceedings, litigation or investigation have been initiated or, to the knowledge of the Company, threatened before the Commission or any Other Agency with respect to the making and consummation by the Company, as applicable, of the Offer, the financing for the Offer and the other transactions contemplated hereby and under the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, the execution, delivery and performance by the Company of this Agreement, the issuance, execution, delivery and performance of the Exchange Securities by the Company (including the issuance of any Underlying Securities), the exchange of the Exchange Securities for the Outstanding Securities and the payment of the other Exchange Consideration pursuant to the Offer, the execution, delivery and performance of the Indenture by the Company;

(t)    The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and in connection with the Offer, the Company has complied, and will continue to comply, in all material respects with the applicable provisions of the Exchange Act, including, without limitation, Sections 10, 13 and 14 of the Exchange Act and Rules 10b-5, 13e-4 and 14e-1 thereunder;

(u)    The Company’s financial statements and the related notes thereto included or incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, have been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(v)    The statements in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, under the headings “Material United States Federal Income Tax Considerations”, “Description of the New Notes”, “Summary—Material Differences Between the Old Notes and the New Notes” and “Summary—The New Notes”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects;

(w)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Dealer Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and issuance of the Exchange Securities (including the issuance of any Underlying Securities);

(x)    The Company is not, and after giving effect to the exchange of the Exchange Securities for the Outstanding Securities thereof and the payment of the other Exchange Consideration, and the consummation of the Offer as described in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended at such date, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(y)    Except as described in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject where there is a reasonable possibility that such investigation, action, suit or proceeding will be determined adversely to the Company or such subsidiary and that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or, to the knowledge of the Company, threatened in writing by others; there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date; and there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Pre-Effective Registration Statement, the Registration Statement or described in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, each Preliminary Prospectus, the Prospectus and the Offer Materials, each as amended or supplemented at such date;

(z)    The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(aa)    The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)    Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect;

(cc)    PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act;

(dd)    The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the Offer or encourage tenders of the Outstanding Securities by holders of Outstanding Securities in the Offer;

(ee)    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or of any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or

committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, or affiliate or other person associated with or acting on behalf of the Company or of any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, and Syria (each, a “Sanctioned Country”); and for the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh)    No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Pre-Effective Registration Statement or the Registration Statement with the Commission or the issuance of the Exchange Securities (including the issuance of any Underlying Securities) and the consummation of the Offer;

(ii)    The making or consummation of the Offer, the consummation of the other transactions contemplated by this Agreement and the Offer Materials or the issuance and delivery of the Exchange Securities (including the issuance of any Underlying Securities) and the payment of the other Exchange Consideration, as described in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(jj)    Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included in the Pre-Effective Registration Statement, the Registration Statement, each Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, is not based on or derived from sources that are reliable and accurate in all material respects;

(kk)    The Company is not an ineligible issuer as defined under the Securities Act, at the times specified in the Securities Act in connection with the issuance of the Exchange Securities and the Offer. The Company has paid or will pay the registration fee for the issuance of the Exchange Securities (including the issuance of any Underlying Securities) pursuant to the Offer in accordance with Rule 457 under the Securities Act;

(ll)    There is and has been no failure on the part of either the Company or its directors or officers, in their capacities as such, to materially comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(mm)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act; and

(nn)    The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.

Any certificate signed by any officer of the Company and delivered to you or your counsel in connection with the Offer shall be deemed a representation and warranty by the Company as to matters covered thereby, to you.

5.    Conditions to Obligations of the Dealer Manager. Your obligation to act as Dealer Manager hereunder shall at all times be subject to the following conditions:

(a)    All representations, warranties and other statements of the Company contained herein are now, and at all times during the period of the Offer (including as of the

Settlement Date) shall be, true and correct; the Company at all times shall have performed in all material respects all of their respective obligations hereunder; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects.

(b)    Each Preliminary Prospectus and any supplement thereto shall have been either (i) filed with the Commission pursuant to Rule 424(a) within the applicable time period prescribed for such filing under the Securities Act or (ii) included in the Registration Statement or any post-effective amendment thereto; the Registration Statement and any post-effective amendment to the Registration Statement shall have become effective on or prior to the Expiration Date; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any part thereof shall have been issued and no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened; to the extent required, the Prospectus and any supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing under the Securities Act; to the extent required, all other Offer Materials, including, without limitation, any Rule 165 Material any free writing prospectus, shall have been filed within the applicable time period prescribed for such filing under the Securities Act; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(c)    On the Commencement Date and on the Settlement Date, Davis Polk & Wardwell LLP, counsel to you, shall have furnished to you, as Dealer Manager, their written opinion and negative assurance letter, dated the respective date of delivery thereof, with respect to such matters as you may reasonably request and such counsel shall have received such papers and information as they may reasonably request to enable them to pass on such matters. In the event of an amendment of the Offer (other than an amendment solely to extend the Expiration Date), Davis Polk & Wardwell LLP will also furnish you, from time to time, up to the completion of the Offer, any further opinion of counsel as you may reasonably request.

(d)    On the Commencement Date and on the Settlement Date, Hogan Lovells LLP, counsel to the Company, shall have furnished to you, as Dealer Manager, their written opinion and negative assurance letter, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you and as previously agreed between you and them. In the event of an amendment of the Offer (other than an amendment solely to extend the Expiration Date), Hogan Lovells LLP will also furnish you, from time to time, up to the completion of the Offer, any further opinion of counsel, satisfactory to your counsel, as you may reasonably request.

(e)    On the Commencement Date and on the Settlement Date, PricewaterhouseCoopers LLP shall have furnished to you, at the request of the Company, letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus and the Offer Materials; provided that each such letter delivered shall use a “cut-off” date no more than three business days prior to the respective date of delivery.

(f)    You shall have received on the Commencement Date and on the Settlement Date, a certificate or certificates of an executive officer of the Company, with specific knowledge about the Company’s financial matters, satisfactory to you, in which such officer, to his or her knowledge after reasonable investigation, shall state: that the representations and warranties in this Agreement are true and correct in all material respects at and as of such dates; that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such dates in all material respects; that subsequent to the respective dates as of which information is given in the Pre-Effective Registration Statement, the Registration Statement, a Preliminary Prospectus and the Prospectus, there has not been any event or development with respect to the Company and its subsidiaries taken as a whole that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in a Preliminary Prospectus and the Prospectus; that the matters set forth in subsection (b), as of such Settlement Date, of this Section 5 are true and correct; and to the accuracy as to such other matters as you may reasonably request.

(g)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the making or consummation of the Offer or the issuance of the Exchange Securities (including the issuance of any Underlying Securities), the payment of the other Exchange Consideration or prevent the Dealer Manager from rendering services pursuant to this Agreement or continuing so to act, as the case may be; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the making or consummation of the Offer or the issuance of the Exchange Securities (including the issuance of any Underlying Securities), the payment of the other Exchange Consideration or prevent the Dealer Manager from rendering services pursuant to this Agreement or continuing so to act, as the case may be.

(h)    As of the Settlement Date, the Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Exchange Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(i)     You shall have received on and as of each of the Commencement Date and Settlement Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and in such other jurisdictions as you may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)    On or prior to the Commencement Date and Settlement Date, the Company shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

(k)    The number of shares of Common Stock equal to the sum of the Maximum Number of Underlying Securities shall have been approved by the Settlement Date for listing on the New York Stock Exchange, subject to official notice of issuance.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer Manager.

6.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Dealer Manager, its affiliates and its officers, directors, employees, agents of and each other entity or person, if any, controlling (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Dealer Manager or any such other persons (each an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof), whether or not in connection with pending or threatened litigation to which the Dealer Manager (or any other Indemnified Person) may be a party, in each case as such expenses are incurred or paid, (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission made in the Dealer Manager Information, (B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any other Offer Materials, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission made in the Dealer Manager Information, (C) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in this Agreement, or (D) any withdrawal, termination, rescission or modification of the Offer, or the failure to issue Exchange Securities and pay other Exchange Consideration for Outstanding Securities tendered pursuant to the Offer by the Company or (ii) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Offer, the transactions contemplated by this Agreement or the engagement of, and services performed by, the Dealer Manager under this Agreement, or any claim, litigation, investigation (including any governmental or regulatory investigation) or proceedings relating to the foregoing (“Proceedings”) regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any and all expenses (including, without limitation, reasonable fees and disbursements of counsel and other out-of-pocket expenses) as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided that the indemnification in clause (ii) above will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Person.

(b)    If for any reason (other than as expressly provided for above) the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Dealer Manager, on the other hand, from the Offer and the transactions contemplated thereby, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company, on the one hand, and of the Dealer Manager, on the other hand, in connection with the statements, actions, or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by the Dealer Manager, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate principal amount of the Outstanding Securities bears to (ii) the aggregate fee paid to the Dealer Manager pursuant to Section 2(a) of this Agreement. The relative fault of the Company, on the one hand, and of the Dealer Manager, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by the Dealer Manager and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by the Dealer Manager and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

(c)    Promptly after the receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided that (i) the failure to so notify the Company will not relieve the Company from any liability which it may have hereunder except to the extent it has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure and (ii) the failure to so notify the Company will not relieve the Company from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that the Company may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Company and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Company to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Company shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by J.P. Morgan Securities LLC, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Company shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice to the Company of commencement of the Proceedings or (iii) the Company has authorized in writing the employment of counsel for such Indemnified Person.

(d)    The Company shall not be liable for any settlement of any Proceedings effected without the Company’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Company’s written consent or if there be a final judgment for the plaintiff in any such Proceedings, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 6. The Company shall not without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceedings in respect of which indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    The indemnity, reimbursement and contribution obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.

7.    Termination. This Agreement shall terminate upon the earlier to occur of (i) the consummation, termination, withdrawal or settlement of the Offer and (ii) the date six months from the date hereof, and may be terminated by the Company at any time, with or without cause, effective upon receipt by the other party of written notice to that effect. In addition, you may terminate this Agreement, by written notice to the Company, (i) at any time at or prior to the Settlement Date, if there has been, since the time of execution of this Agreement a Material Adverse Effect, the effect of which is to make it, in your reasonable judgment, impracticable or inadvisable to proceed with the Offer, (ii) the Company has materially breached any of its representations, warranties, agreements or covenants herein, or failed to fulfill any condition set forth in Section 5 hereof, (iii) there is a good faith disagreement between the Dealer Manager and the Company with respect to a material term or condition of the Offer or the Offer Materials,

(iv) any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to the exchange of the Outstanding Securities pursuant thereto or the performance of this Agreement, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Offer, (v) a statute, rule, regulation or order shall have been enacted, adopted or issued by the Commission or any Other Agency that would prevent the making or consummation of the Offer or prevent the Dealer Manager from rendering its services pursuant to this Agreement or continuing so to act, or (vi) in accordance with the circumstances set forth in Section 3(d), provided that in each case, you have provided the Company written notice and an opportunity of ten days (or such shorter period of time as is reasonably practicable in the circumstances) to cure the circumstance leading to the right of termination.

8.    Survival. The provisions of Sections 1(e), 2, 3, 4, 6, 9, 10, 11, 12, 13 and 14 hereof shall remain operative and in full force and effect regardless of (i) any failure by the Company to commence, or the withdrawal, termination or consummation of, the Offer, (ii) any investigation made by or on behalf of any party hereto, (iii) any withdrawal by you as a Dealer Manager and (iv) any termination of this Agreement.

9.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; and (e) the term “Effectiveness Date” shall mean the date that the Registration Statement is declared effective by the Commission.

10.    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a)	if to J.P. Morgan Securities LLC:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Telephone No.: 212-622-6585

Attention: Derek W. Brown

(b)	if to the Company:

Ciena Corporation

7035 Ridge Road

Hanover, MD 21076

Telephone No.: 410-694-5700

Facsimile: 410-694-5750

Attention: David M. Rothenstein

with a copy to:

Hogan Lovells US LLP

100 International Drive

Suite 2000

Baltimore, MD 21202

Facsimile: 410-659-2701

Attention: William Intner

11.    Governing Law; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and you irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or the performance of services hereunder.

12.    Submission to Jurisdiction. The Company irrevocably submits to the exclusive jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The provisions of this Section 12 are intended to be effective upon the execution of this Agreement without any further action by the Company and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

13.    Benefit. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Dealer Manager and the other Indemnified Persons, and their respective successors and permitted assigns. Subject to the foregoing, nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

14.    Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof. This Agreement may be executed in counterparts (including by facsimile or PDF), each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and you.

Very truly yours,

CIENA CORPORATION

By:	/s/ David M. Rothenstein
Name:	David M. Rothenstein
Title:	Senior Vice President, General Counsel and Secretary

Accepted as of the

date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Santosh Sreenivasan
Name:	Santosh Sreenivasan
Title:	Managing Director

EXHIBIT A

The Fee shall be 0.143% of the aggregate principal amount of Exchange Securities issued in exchange for Outstanding Securities pursuant to the Offer.

The Fee will be payable on the Settlement Date concurrently with the exchange of Outstanding Securities for Exchange Securities and the other Exchange Consideration pursuant to the Offer or such other date as may be agreed by the Company and you.

Capitalized terms used but not defined in this Exhibit A shall have the meanings assigned to them in the Dealer Manager Agreement of which this schedule is a part.

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